Exhibit 99.1

Rohm and Haas Announces Initiatives
to Accelerate Profitable Growth

Re-aligning Organization and Resources to Better Meet
Customer Needs in Targeted Areas

Philadelphia, PA, October 9, 2006 – Rohm and Haas Company (NYSE:ROH) announced today a set of strategic initiatives designed to accelerate growth and enhance profitability. Collectively, these efforts will help the company build on its most successful technologies and enable it to respond more quickly, and appropriately, to market needs around the world.

These initiatives include:

•	Reorganization: A strategic realigning of the company into three business groups;

•	Emerging Markets: Increased allocation of resources to emerging markets, such as Asia and Central and Eastern Europe, commensurate with opportunities for profitable growth;

•	Innovation: A sharper focus on aligning innovation efforts with the specific, often local, needs of customers around the world. This includes a further unleashing of coatings and electronic materials technologies, as well as those that can help address emerging materials needs for energy, clean water, food and health care;

•	Talent: A fresh sense of urgency to retain, deploy and recruit the best talent across the globe; rejuvenated efforts to nurture people who can adapt products and services to local market needs, and enhanced accountability at all levels;

•	Portfolio: Stronger, more proactive portfolio management, along with a relentless focus on operational excellence and continual improvement.

“Now is the right time to launch these initiatives. We have the depth of talent and financial strength to implement an organizational structure that facilitates future growth,” said Raj L. Gupta, Chairman, President and CEO of the $8 billion specialty materials company. “During the past seven years, we have transformed Rohm and Haas through portfolio changes, and have increased profitability with both process and information technology improvements. And, since 2003, we have rewarded our shareholders with strong revenue growth and a more than doubling of earnings, resulting in total shareholder return of 13.4 percent during that time.

“But while good, this is not good enough,” Gupta continued. “We believe we can do better. We see and understand the dynamic changes in the global marketplace, and are taking the steps required to be nimble, responsive – and financially successful – in a fast-changing world.”

At the highest level, the new organizational structure is the first step towards implementing these initiatives. It consolidates the existing company into three more logical and efficient major business groups – Electronic Materials, Specialty Materials and Performance Materials. Each group has its own charter, yet all are expected to take advantage of economies of scale that larger organizations provide in terms of supply chain, manufacturing excellence, and so on. Details about the structure can be found below.

Underlying this structure will be a stronger regional organization – strategically charged with ensuring that the company can move more quickly to respond to local market needs for technology, new products and services. “Rohm and Haas has been quite successful in competing head-to-head with multinational firms,” said Gupta. “However, we believe the competition in the future will emanate from smaller, regionally based firms. We are structuring ourselves to ensure we have the flexibility – and ability – to compete locally for talent, and for a larger share of customers, especially in emerging markets. Our local business organizations will have increased independence and accountability for getting closer to customer needs and driving profitable growth.”

The organizational structure outlined below will be effective January 1, 2007, after the company finalizes organizational changes and reconfigures financial systems for reporting purposes:

Electronic Materials ($1.3 billion in 2005 sales)

•	Circuit Board Technologies

•	Semiconductor Technologies

•	Packaging and Finishing Technologies

These businesses essentially remain unchanged. The goal for Electronic Materials is to double sales by 2010 by strengthening their position in the semiconductor industry. Electronic Materials will accelerate its investments in technology, capital and talent development in Asia. Pierre R. Brondeau will provide executive oversight for this Business Group.

Specialty Materials ($5.7 billion in 2005 sales)

•	Primary Materials ($2 billion in 2005 sales) – includes the company’s existing Monomers business and the polyacrylic acid segment of Consumer and Industrial Specialties

•	Paint and Coatings Materials ($1.9 billion in 2005 sales) – includes the architectural and industrial coatings segments of today’s Architectural and Functional Coatings business, as well as other coatings-related polymer lines from other parts of the Rohm and Haas portfolio.

•	Packaging and Building Materials ($1.8 billion in 2005 sales) – includes the existing Plastics Additives, Adhesives and Sealants businesses, as well as the graphic arts, paper, leather, textile and non-woven segments of today’s Architectural and Functional Coatings business.

The objectives for the Specialty Materials Business Group are to leverage the company’s flagship technical and operational strengths in acrylic technology, optimize the supply chain, and invest in innovation. Pierre R. Brondeau will be Business Group Executive for Specialty Materials.

Performance Materials ($1.1 billion in 2005 sales *)

This business group represents the company’s expertise in enabling technologies that meet growing societal needs for water treatment, health care and energy. This includes the ion exchange and sodium borohydride technologies of Process Chemicals, the biocides and personal care related segments of Consumer and industrial Specialties, the AgroFresh™ business, and other profitable, niche technologies. Alan E. Barton will be Business Group Executive for Performance Materials.

In addition to these major business groups, the Salt ($925 million in 2005 sales) and Powder Coatings ($322 million in 2005 sales) businesses will be managed as stand-alone businesses under the guidance of Jacques M. Croisetière, Chief Financial Officer.

Financial reporting for the company through the remainder of 2006 will follow the company’s existing business unit structure. Effective January 1, 2007, the company will report sales and earnings for the following segments: Electronic Materials, Primary Materials, Paint and Coatings Materials, Packaging and Building Materials, Performance Materials and Salt. Rohm and Haas will provide more detailed information about the business structure and historic financial comparisons at a later date.

Gupta noted that the announcement of the new strategic plan comes as the company is set to deliver another strong financial quarter. Rohm and Haas expects third quarter sales to be 7 percent higher than the prior-year period, and earnings to be approximately $.85 per share, including approximately $.03 per share mainly due to the settlement of tax contingencies in the quarter. “As we have done consistently over the past several years, we are reporting another quarter of performance driven by demand growth across many businesses,” said Gupta. Rohm and Haas will release its full third quarter results on Thursday, October 19, 2006.

Upcoming webcasts:

Strategy and organization: Company executives will discuss its strategic plan and drivers behind the new organization during a webcast for investors and analysts on Tuesday, October 10th at 11 a.m. EDT.

Slides will be available for viewing at this link: http://www.pressnews.net/rh101006/.

Dial in numbers for the call are:

International: +1-913-643-4235
Domestic: +1-866-558-6905

Third quarter financial results: Rohm and Haas will hold a separate webcast to discuss its third quarter results and drivers behind that performance on Thursday, October 19th. Details for this call were issued last week, and are available on the “Investors” portion of the company’s website: www.rohmhaas.com.

# # #

• For financial reporting purposes, this group also will include results for Powder Coatings.

Forward Looking Statements
This release includes forward-looking statements. Actual results could vary materially, due to changes in current expectations. The forward-looking statements contained in this announcement concerning demand for products and services, sales and earnings forecasts, and actions that may be taken to improve financial performance, involve risks and uncertainties and are subject to change based on various factors, including the cost of raw materials, natural gas, and other energy sources, and the ability to achieve price increases to offset such cost increases, development of operational efficiencies, changes in foreign currencies, changes in interest rates, the continued timely development and acceptance of new products and services, the impact of competitive products and pricing, the impact of new accounting standards, assessments for asset impairments, and the impact of tax and other legislation and regulation in the jurisdictions in which the company operates. Further information about these risks can be found in the company’s SEC 10-K filing of March 2, 2006.

About Rohm and Haas
Rohm and Haas is a global leader in specialty materials industry. The company’s technologies are found in a wide range of markets, including: Building and Construction, Electronics, Industrial Process, Packaging and Paper, Transportation, Household and Personal Care, Water, Food and Retail, and Pharma and Medical. Based in Philadelphia,USA. the company reported annual sales of approximately $8 billion in 2005. Visit http://www.rohmhaas.com for additional information.

Contacts:

Investor Relations - Gary O’Brien, Director, Investor Relations, Rohm and Haas
+1-215-592-3409
GOBrien@rohmhaas.com

Media Relations – Brian McPeak, Director, Corporate Communications
+1-215-592-2741
Bmcpeak@rohmhaas.com